Exhibit 99.1

China Recycling Energy Corporation Enters a Securities Purchase Agreement of
An Approximately $38 million Private Placement Offering

XI’AN, China, February 25, 2021 (GLOBE NEWSWIRE) -- China Recycling Energy Corporation (NASDAQ: CREG) (“CREG” or the “Company”), an industrial waste-to-energy solution provider in China, announced today that it entered into certain securities purchase agreements with several non-U.S. investors on February 23, 2021, to purchase approximately $38.3 million worth of its common stock priced at $11.522 per share (the “Purchase Price”) in a private placement offering (the “Offering”) pursuant to Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended.

Under the terms of the securities purchase agreements, the Company has agreed to sell approximately 3,220,000 shares of the Company’s common stock (the “Shares”). Mr. Guohua Ku, the Company’s Chairman and Chief Executive Officer agreed to participate in the Offering and to purchase 1,000,000 shares of the total 3,220,000 Shares. The Purchase Price represents approximately an 8.6% premium of the closing price of the Company’s stock on February 22, 2021.

The Shares have not been registered under the Securities Act or applicable securities laws of any state or country and therefore the Shares cannot be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration requirements are available. Within 180 days from the effective date of this Agreement, the Company agreed to use its best efforts to file a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies for the registration of the Shares for their resale by the investors.

“I am pleased to participate in this Offering, providing a strong indication of my belief in the long-term potential of the Company,” commented Mr. Guohua Ku, Chairman and CEO of CREG. “My personal investment demonstrates that I am in this for the long haul and further aligns my interests with those of our shareholders.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About China Recycling Energy Corp.

China Recycling Energy Corporation (Nasdaq: CREG) (“CREG” or “the Company”) is based in Xi’an, China and provides environmentally friendly waste-to-energy technologies to recycle industrial byproducts for steel mills, cement factories and coke plants in China. The byproducts include heat, steam, pressure, and exhaust, which we use to generate large amounts of lower-cost electricity and reduce the need for outside electrical sources. The Chinese government has adopted policies to encourage the use of recycling technologies to optimize resource allocation and reduce pollution. Currently, recycled energy represents only an estimated 1% of total energy consumption. The recycled energy resource market is viewed as a fast-growing market due to intensified environmental concerns and rising energy costs as Chinese economy continues to expand. The Company’s management and engineering teams have over 20 years of experience in industrial energy recovery in China. For more information about CREG, please visit http://creg-cn.investorroom.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of CREG and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, but not limited to, the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions relating to the registered direct offering and those discussed in the Company’s annual and periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.